MBNA CORPORATION

                            ARTICLES SUPPLEMENTARY


          MBNA CORPORATION, a Maryland corporation having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: 6,000,000 shares of authorized but unissued Preferred Stock of the Corporation have been classified as Adjustable Rate Cumulative Preferred Stock, Series B, $.01 par value, of the Corporation (the "Series") with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, as follows:

          1. Dividends. (a) Dividends shall be payable on the shares of the Series for the period from September 23, 1996 to October 15, 1996 (the "Initial Dividend Period") at the rate of 7.0% per annum ($.1069 per share). For each quarterly dividend period after the Initial Dividend Period (the Initial Dividend Period and each quarterly dividend period thereafter being hereinafter individually referred to as a "Dividend Period" and collectively referred to as "Dividend Periods"), which Dividend Periods shall commence on January 15, April 15, July 15 and October 15 of each year, commencing October 15, 1996, and shall end on and include the day next preceding the first day of the next Dividend Period, dividends payable on the shares of the Series shall be payable at a rate per annum of the stated value thereof equal to the Applicable Rate (as defined in Section 2) in respect of such Dividend Period, expressed as a percentage to the nearest ten thousandth of a percentage point. The amount of dividends per share for each Dividend Period shall be computed by dividing the Applicable Rate for such quarterly Dividend Period by four and applying the resulting rate to the stated value per share of the Series. Dividends shall be fully cumulative from September 23, 1996 and shall be payable, as, if and when declared by the Board of Directors, on January 15, April 15, July 15 and October 15 of each year (each, a "Dividend Payment Date"), commencing on October 15, 1996. If a Dividend Payment Date is not a business day, dividends (if declared) on the shares of the Series will be paid on the immediately succeeding business day, without interest. Each dividend will be payable to holders of record as they appear on the stock books of the Corporation on such record dates as shall be fixed by the Board of Directors of the Corporation and shall be not more than 60 days preceding the payment date of such dividend. The right of the holders of the shares of the Series to receive dividends is fully cumulative and, accordingly, all dividends not paid, whether or not declared, will accumulate without interest until declared and paid, which declaration and payment may be for all or part of the then accumulated dividends. The Corporation's ability to pay dividends on its Preferred Stock, including the Series, is subject to policies established by the Federal Reserve Board.

          (a) Dividends payable on the Series for any period greater or less than a full Dividend Period, including the Initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in any period less than one month.

          (b) Holders of shares of the Series shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series which may be in arrears.

          (c) No full dividends shall be declared or paid or set apart for payment on any stock ranking, as to dividends, on a parity with the Series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of the Series and any other stock ranking on a parity as to dividends with the Series, all dividends declared upon shares of the Series and any other series of stock ranking on a parity as to dividends with the Series shall be declared pro rata so that the amount of dividends declared per share on the Series and such other stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of the Series and such other stock bear to each other.

          (d) So long as any shares of the Series are outstanding, no dividend (other than a dividend payable in common stock or in any other stock ranking junior to the Series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the common stock or upon any other stock ranking junior to the Series as to dividends or upon liquidation, nor shall any common stock or any other stock of the Corporation ranking junior to the Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Series as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of the Series shall have been paid or declared and set aside for payment for all past Dividend Periods.

          2. Definition of Applicable Rate, etc. (a) Except as provided below in this paragraph, the "Applicable Rate" for any Dividend Period (other than the Initial Dividend Period) will be equal to 99.0% of the Effective Rate (as defined below), but not less than 5.5% per annum or more than 11.5% per annum. The "Effective Rate" for any Dividend Period will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined below) for such Dividend Period. In the event that the Corporation determines in good faith that for any reason:

               (i) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can-not be determined for any Dividend Period, the Effective Rate for such Dividend Period will be equal to the higher of whichever two of such rates can be so determined;

              (ii) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Dividend Period, the Effective Rate for such Dividend Period will be equal to whichever such rate can be so determined; or

             (iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Dividend Period, the Effective Rate for the preceding dividend period will be continued for such Dividend Period.

          (b) Except as described below in this paragraph, the "Treasury Bill Rate" for each Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as defined below) during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on the Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S.

     Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

          (c) Except as described below in this paragraph, the "Ten Year Constant Maturity Rate" for each Dividend Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on the Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during any such Calendar Period, the Ten Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, the Ten Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special

     Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

          (d) Except as described below in this paragraph, the "Thirty Year Constant Maturity Rate" for each Dividend Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as defined below) (or the one weekly per annum Thirty Year Average yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on the Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during any such Calendar Period, the Thirty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, the Thirty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than 28 nor more than 30 years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Thirty Year Constant Maturity Rate for any Dividend Period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than 28 nor more than 30 years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

          (e) The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percent.

          (f) The Applicable Rate with respect to each Dividend Period (other than the Initial Dividend Period) will be calculated as promptly as practicable by the Corporation according to the appropriate method described above. The Corporation will cause each Applicable Rate to be published in a newspaper of general circulation in New York City before the commencement of the Dividend Period to which it applies and will cause notice of such Applicable Rate to be enclosed with the dividend payment checks next mailed to the holders of the shares of the Series.

          (g)    For purposes of this Section,

               (i) "Calendar Period" means a period of fourteen calendar days;

              (ii) "Federal Reserve Board" means the Board of Governors of the Federal Reserve System;

             (iii) "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount;

              (iv) "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and

               (v) "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

          3. Changes in the Dividends-Received Percentage. (a) If one or more amendments to the Internal Revenue Code of 1986, as amended (the "Code") are enacted that reduce the percentage of the dividends-received deduction (currently 70%) as specified in Section 243(a)(1) of the Code or any successor provision (the "Dividends-Received Percentage"), certain adjustments may be made in respect of the dividends payable by the Corporation and Post Declaration Date Dividends (as defined below) may become payable, as described below.

          (a) The amount of each dividend payable (if declared) per share of the Series for dividend payments made on or after the effective date of enactment of such change in the Code will be adjusted by multiplying the amount of the dividend payable determined as described in Section 1 above (before adjustment) by a factor which shall be the number determined in accordance with the following formula (the "DRD Formula"), and rounding the result to the nearest cent (with one-half cent rounded up):

                          1-.35(1-.70)
                          ------------
                          1-.35(1-DRP)

          (b) For the purposes of the DRD Formula, "DRP" means the Dividends-Received Percentage (expressed as a decimal) applicable to the dividend in question. No amendment to the Code, other than a change in the percentage of the dividends-received deduction set forth in Section 243(a)(1) of the Code or any successor provision thereto, will give rise to an adjustment. Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Corporation receives either an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation or a private letter ruling or similar form of authorization from the Internal Revenue Service (the "IRS") to the effect that such an amendment would not apply to a dividend payable on the shares of the Series, then such amendment will not result in the adjustment provided for pursuant to the DRD Formula with respect to such dividend. The opinion referenced in the previous sentence shall be based upon the legislation amending or establishing the DRP or upon a published pronouncement of the IRS addressing such legislation. The Corporation's calculation of the dividends payable as so adjusted shall be final and not subject to review.

          (c) Notwithstanding the foregoing, if any amendment to the Code is enacted and effected after a dividend payable on a Dividend Payment Date has been declared but not paid, the amount of the dividend payable on such Dividend Payment Date will not be increased; instead, additional dividends (the "Post Declaration Date Dividends"), equal to the excess, if any, of
     (x) the product of the dividend paid by the Corporation on such Dividend Payment Date and the DRD Formula over (y) the dividend paid by the Corporation on such Dividend Payment Date, will be payable (if declared) to holders of shares of the Series on the record date applicable to the next succeeding Dividend Payment Date or, if the Series is called for redemption prior to such record date, to holders of shares of the Series on the applicable redemption date, as the case may be, in addition to any other amounts payable on such date.

          (d) In the event that the amount of dividends payable per share of the Series is adjusted pursuant to the DRD Formula and/or Post Declaration Date Dividends are to be paid, the Corporation will give notice of each such adjustment and, if applicable, any Post Declaration Date Dividends to the holders of the shares of the Series.

          4. Redemption. (a) The holders of the shares of the Series may not require the Corporation to redeem any shares of the Series. The Corporation, at its option, may redeem shares of the Series, in whole or in part, at any time and from time to time, on or after October 15, 2001, at a redemption price of $25 per share, plus accrued and unpaid dividends thereon (whether or not declared) to the date fixed for redemption.

          (a) In the event that fewer than all the outstanding shares of the Series are to be redeemed, the number of shares to be redeemed shall be determined by lot or pro rata as may be determined by the Corporation or by any other method as may be determined by the Corporation in its sole discretion to be equitable, provided that such method satisfies any applicable requirements of any securities exchange on which the Series is listed.

          (b) In the event the Corporation shall redeem shares of the Series, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares of the Series to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of the Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and
     (v) that dividends on the shares of the Series to be redeemed cease to accrue on the redemption date.

          (c) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of the Series so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

          (d) Any shares of the Series which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series.

          (e) Notwithstanding the foregoing provisions of this Section 4, if any dividends on the shares of the Series or any other series of cumulative Preferred Stock ranking on a parity with the Series are in arrears, no shares of the Series or any such parity series shall be redeemed unless all outstanding shares of the Series or any such parity series are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of the Series or any such parity series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of the Series or any such parity series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Series.

          (f) Notwithstanding the foregoing provisions of this Section 4, if the Dividends-Received Percentage is less than 50% and, as a result, the amount of dividends on the Series payable on any Dividend Payment Date will be or is adjusted upwards as described in Section 3 above, the Corporation, at its option, may redeem all, but not less than all, of the outstanding shares of the Series, provided, that within 60 days of the date on which an amendment to the Code is enacted which reduces the Dividends-Received Percentage to less than 50%, the Corporation sends notice to holders of the Series of such redemption pursuant to paragraph (c) of this Section 4. Any redemption of the Series pursuant to this paragraph will take place on the date specified in the notice, which shall not be less than 30 nor more than 60 days from the date such notice is sent to holders of the Series. Any redemption of the Series in accordance with this paragraph shall be on notice as aforesaid at the applicable redemption price set forth in the following table, in each case plus accrued and unpaid dividends (whether or not declared) thereon to the date fixed for the redemption, including any changes in dividends payable due to changes in the Dividends-Received Percentage and Post Declaration Date Dividends, if any:

Redemption Period                                        Redemption Price
September 23, 1996 to October 14, 1997                        $26.25
October 15, 1997 to October 14, 1998                          $26.00
October 15, 1998 to October 14, 1999                          $25.75
October 15, 1999 to October 14, 2000                          $25.50
October 15, 2000 to October 14, 2001                          $25.25
On or after October 15, 2001                                 $25.00

          5. Conversion. The holders of shares of the Series shall not have any rights to convert such shares into shares of any other class or series of capital stock of the Corporation.

          6. Liquidation Rights. (a) Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of the Series shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the common stock or on any other class of stock ranking junior to the Series, a liquidating distribution in the amount of $25 per share plus an amount equal to accrued and unpaid dividends thereon (whether or not declared).

          (a) After the payment to the holders of the shares of the Series of the full preferential amounts provided for in this Section 6, the holders of the Series as such shall have no right or claim to any of the remaining assets of the Corporation.

          (b) If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the shares of the Series and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the shares of the Series are not paid in full, the holders of the shares of the Series and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full preferential amounts to which they are entitled.

          (c) Neither the sale of all or substantially all of the assets of the Corporation, nor the merger or consolidation or share exchange of the Corporation into or with any other corporation or the merger or consolidation or share exchange of any other corporation into or with the Corporation, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, for the purposes of this Section 6.

          7. Ranking. Any stock of any class or classes of the Corporation shall be deemed to rank:

          (a) senior to the shares of the Series, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of the Series;

          (b) on a parity with shares of the Series, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of the Series, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up of the Corporation, as the case may be, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of the Series; and

          (c) junior to shares of the Series, either as to dividends or upon liquidation, if such class shall be common stock or if the holders of shares of the Series shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

          8. Voting Rights. (a) Except as indicated below, the shares of the Series shall not be entitled to vote on any matter including, but not limited to:

               (i) Any merger, consolidation, share exchange or sale of all or substantially all of the assets of the Corporation except to the extent such action amends, alters or repeals the preferences, conversion and other rights, voting powers, restrictions, limitation as to dividends, qualifications and terms and conditions of the redemption of the Series as expressly set forth herein in a manner adverse to the holders of the Series, or,

              (ii) An increase in the authorized amount of the Series or the creation, authorization or issuance of an additional series ranking on a parity with the shares of the Series as to dividends or upon liquidation, or to reclassify any authorized stock of the Corporation into any such shares ranking on a parity with, or to authorize or issue any obligation or security convertible into or evidencing the right to purchase any such pari passu shares.

          (b)    Notwithstanding the foregoing:

               (i) The affirmative vote of at least two-thirds of the votes entitled to be cast by holders of shares of the Series and all other series of Preferred Stock ranking on a parity with shares of the Series as to dividends or upon liquidation upon which like voting rights have been conferred and are exercisable, voting together as a single class without regard to series, shall be necessary for any amendment, alteration or repeal, whether by merger, consolidation, share exchange or otherwise, of the Charter of the Corporation, including any articles supplementary thereto, which adversely affects the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of the redemption of the Series as expressly set forth herein in a manner adverse to the holders of the Series;

              (ii) The affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of the shares of the Series and all other series of Preferred Stock ranking on a parity with shares of the Series as to dividends or upon liquidation upon which like voting rights have been conferred and are exercisable, voting together as a single class without regard to series, shall be necessary to authorize or issue any shares of any class of stock of the Corporation ranking prior to the shares of the Series as to dividends or upon liquidation, or to reclassify any authorized stock of the Corporation into any such prior shares, or authorize or issue any obligation or security convertible into or evidencing the right to purchase any such prior shares; and

             (iii) If at the time of any annual meeting of the Corporation's stockholders for the election of directors there is a default in preference dividends (as defined below) on the Series, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the shares of the Series (together with the holders of the Preferred Stock of all other series upon which like voting rights have been conferred and are exercisable), shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation (each a "Preferred Director") to fill such newly created directorships. Each holder of shares of the Series will have one vote for each share of stock held and each holder of each other series of Preferred Stock with like voting rights will have such number of rights, if any, for each share of stock held as may be granted to such holder. Such right shall continue until there are no dividends in arrears upon the Series, subject to re-vesting in the event of each and every subsequent default in preference dividends on the Series. Any Preferred Director may be removed with or without cause by the vote of the holders of record of the outstanding shares of Preferred Stock entitled to elect such Preferred Director, voting together as a single class without regard to series, at a meeting of the Corporation's stockholders, or of the holders of such shares of Preferred Stock, called for that purpose. Any Preferred Director may be removed for cause by the vote of the holders of outstanding shares of stock of the Corporation entitled to vote for the election of directors. So long as a default in any preference dividends on the Series shall exist, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause
          (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever a default in preference dividends shall no longer exist, subject to the rights of the holders of any other series of Preferred Stock, the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes hereof, a "default in preference dividends" on the Series shall be deemed to have occurred whenever the amount of accrued dividends upon the Series shall be equivalent to six full quarterly dividends or more (whether or not consecutive), and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of the Series shall have been paid to the end of the last preceding dividend period.

       SECOND: The shares of the Series have been classified and the terms of the Series have been fixed by a committee of the Board of Directors pursuant to a general formula adopted by the Board of Directors under authority set forth in the Charter of the Corporation.

       IN WITNESS WHEREOF, MBNA Corporation has caused this instrument to be signed in its name and on its behalf by its Executive Vice President, and attested by its Secretary, this 18th day of September, 1996.

          The undersigned Executive Vice President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects and that this statement is made under the penalties of perjury.


                                   MBNA CORPORATION


                                   By:  /s/ Vernon H.C. Wright
                                       -----------------------
                                       Executive Vice President


Attest:


  /s/ John W. Scheflen
- ----------------------
Secretary
Face of Stock Certificate:

                         MBNA Corporation Logo

Number                                          Shares
T

Adjustable Rate Cumulative Preferred   Adjustable Rate Cumulative Preferred
      Stock, Series B                         Stock, Series B

                             MBNA CORPORATION
           INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

                                                    CUSIP  55626L 30 8
                                     SEE REVERSE FOR CERTAIN DEFINITIONS

This Certifies that




is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE ADJUSTABLE RATE CUMULATIVE PREFERRED STOCK SERIES B OF

MBNA Corporation, transferable on the books of the Corporation by the registered holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
     Witness the facsimile seal of the Corporation and the signatures of its duly authorized officers.

                                               MBNA CORPORATION
Dated

COUNTERSIGNED AND REGISTERED:                   /s/ Charles M. Cawley
   THE BANK OF NEW YORK                                 President
                  TRANSFER AGENT
                  AND REGISTRAR
BY                                              /s/ John W. Scheflen
                                                         Secretary

             AUTHORIZED SIGNATURE

                           Seal of MBNA Corporation

Reverse of Stock Certificate:

                               MBNA CORPORATION

  THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK, INCLUDING PREFERRED STOCK ISSUABLE IN SERIES. THE CORPORATION WILL FURNISH A FULL STATEMENT OF THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION IS AUTHORIZED TO ISSUE, THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT THEY HAVE BEEN SET, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES TO ANY STOCKHOLDER ON REQUEST AND WITHOUT CHARGE. A STATEMENT MAY BE OBTAINED FROM THE CORPORATION BY WRITING TO THE DIRECTOR OF INVESTOR RELATIONS, WILMINGTON, DELAWARE 19884-0786.

  The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common  UNIF GIFT MIN ACT--
 ......Custodian...........
                                                  (Cust)          (Minor)
TEN ENT--as tenants by the entireties          under Uniform Gifts to
Minors
JT TEN--as joint tenants with right            ACT
 .........................
        of survivorship and not as                        (State)
        tenants in common

    Additional abbreviations may also be used though not in the above list.

For value received, .........hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
 IDENTIFYING NUMBER OF ASSIGNEE
- --------------------------------------

- --------------------------------------
 ......................................
 ...........................................................................
 .
Please print or typewrite name and address including postal zip code of assignee
 ...........................................................................
 .
 ...........................................................................
 .
 .....................................................................Shares
of the Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ........................................
 ...........................................................................
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated,...........................................


 ........................................


SIGNATURE(S) GUARANTEED:
                        ---------------------------------------------------
- ---
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17AD-15.

NOTICE: The signature to this assignment must correspond with the name written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.